                                                                    Exhibit 10.7


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                 CARESCIENCE, INC. AND ALFREDO CZERWINSKI, M.D.

         WHEREAS Alfredo Czerwinski, M.D. (hereinafter "Executive") and CareScience, Inc., a Pennsylvania corporation (hereinafter "Company") desire and intend to enter into an employment relationship, all as set forth below;

         NOW THEREFORE, the parties hereto, in consideration of the promises and mutual covenants and agreements contained herein, voluntarily and knowingly, and intending to be legally bound hereby, covenant and agree as follows:

         1.       EMPLOYMENT AND DUTIES.

                  (a) Company hereby employs Executive for the Term (as such term is hereinafter defined) to render services to the Company as its CHIEF MEDICAL OFFICER, CADUCIS DIVISION. Executive shall have the overall duties as described in the job description attached hereto as Exhibit A "Chief Medical Officer Job Description," as well as any other duties that are generally consistent with the role and duties of a Chief Medical Officer as may be directed from time to time by the Chief Operating Officer. Executive will be based from his home, but will be required to travel regularly (typically averaging once per week), to destinations that will include CareScience' offices in Philadelphia and customer sites during the course of his employment. Executive hereby accepts such employment and agrees to render the services described herein, all on the terms and conditions of this Agreement.

                  (b) Executive agrees to devote his entire working time, attention and energies to the performance of the business of the Company and its affiliates (as hereinafter defined); and Executive shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which, in the reasonable judgment of the Company, interfere with the performance of his duties hereunder, or which, even if non-interfering, are contrary to the best interests of the Company and its affiliates; PROVIDED, HOWEVER, that Executive may invest his personal or family assets in such form or manner as will not require any services on his part in the operation of the affairs of the enterprises in which such investments are made and in which his participation is solely that of a minority investor; FURTHER, PROVIDED, that the Executive may engage in charitable, civic, fraternal or trade group activities, so long as such activities shall not violate any provision of this Agreement or interfere with his performance hereunder or compliance with the restrictions contained herein. As used herein, the term "affiliate" means and includes any person, corporation or other entity controlling, controlled by or under common control with the Company.

         2.       TERM OF EMPLOYMENT.

                  The term of Executive's employment under this Agreement (the "Term") will commence as March 29,1999 (the "Effective Date") and shall end on the fourth anniversary hereof (the "Initial Term"). Unless either party provides at least six (6) months advance written notice of termination to the other party prior to the expiration of the Initial Term, this Agreement shall automatically continue, on the same terms and conditions as contained herein, until such time as one party provides the other with at least six (6) months advance written notice of termination (any such period beyond the Initial Term being referred to as the "Extension Term", and both the Initial Term and any Extension Term referred to collectively as the "Term"). A notice of termination during any Extension Term may be provided for any reason by either party with at least six
(6) months advance written notice as established above.

         3.       COMPENSATION AND BENEFITS.

                  (a) BASE SALARY. As compensation for the services to be rendered by Executive hereunder, including all services to any subsidiary or affiliate of the Company, the Company agrees to pay or cause to be paid to Executive, during the first year of the term of his Employment hereunder, an annual base salary of $185,000 (the "Base Salary"). For each subsequent year of the Term, the Base Salary will be reviewed annually by the Company and may be increased, but may not be decreased for subsequent years. Executive's Base Salary shall be payable in such installments as is the policy of the Company generally with respect to employees of the Company.

                  (b) STOCK OPTION GRANT. In addition to his Base Salary, Executive was previously awarded the stock option grants attached hereto as Exhibits 3B-1 and 3B-2 "Non-Qualified Stock Option Grants."

                  (c) EXPENSE REIMBURSEMENT. The Company shall pay or reimburse Executive for all reasonable business expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as it reasonably may require. Executive agrees to adhere to Company's travel policy requirements in determining reasonableness for such expenses.

                  (d) FRINGE BENEFITS. Executive shall be eligible under any incentive plan, stock option plan, bonus, profit participation, pension, group insurance or other benefit plans (both qualified and non-qualified for federal tax purposes) or other so-called "fringe" benefits, if any, which the Company generally provides to its executives.

                  (e) MEDICAL BENEFITS. Executive shall have the option of either: (a) participating in the Company's medical plans as for all Company executives or (b) receiving a premium contribution equal to the average contribution made by the Company for the appropriate category (currently "individual plus spouse") across the medical plans offered by the Company. If Executive selects the premium contribution (option (b)), he shall separately purchase medical insurance and provide proof of such insurance to the Company or otherwise provide a written waiver of medical benefits to the Company.

                  (f) VACATION. Executive shall be entitled to three weeks paid vacation plus all federal holidays, in each calendar year.

                  (g) CONFERENCES. Executive and Company will mutually agree upon one or more Continuing Medical Education ("CME") conferences that support the Company's sales and/or marketing objectives. When possible, due consideration will be given to Executive's need to maintain his active medical license, though both parties acknowledge that these continuing education requirements may be maintained through activities other than CME conference attendance.

         4.       CONFIDENTIALITY AND PROPRIETARY INFORMATION.

                  (a) Subject to the provisions below, Executive shall not, during the Term of this Agreement, or at any time following the expiration or termination of this Agreement, directly or indirectly, disclose or permit to be known (other than (i) as is reasonably required in the regular course of his duties, including disclosures to the Company's advisors and consultants, (ii) as required by law or (iii) with the prior written consent of the Company), to any person firm or corporation, any confidential or proprietary information acquired by him during the course of or as an incident to, his employment or the rendering of services hereunder, relating to the Company or any of its subsidiaries, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by or controlling the Company or its subsidiaries or any customer of the Company. Such confidential information shall include, but shall not be limited to, confidential business affairs, proprietary technology, proprietary methodologies, proprietary business practices, trade secrets, patented or copyrighted processes, research and development data, market studies and forecasts, competitive analyses, pricing policies, employee lists, personnel policies, the substance of agreements with customers, suppliers and others, marketing or dealership arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which becomes publicly available other than pursuant to a breach of this Section 4 by Executive or which was obtained from a third party not acquiring the information under an obligation of confidentiality from the disclosing party and intended for the benefit of the Company.

                  (b) All information and documents relating to the Company and its affiliates as hereinabove described shall be the exclusive property of the Company and upon termination of Executive's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Executive's possession or control shall be returned to and left exclusively with the Company.

         5.       NON-COMPETITION.

                  As a condition precedent to this Agreement, Executive has previously executed a Non-Competition Agreement in the form attached hereto as Exhibit D, "Non-Competition Agreement".

         6.       EQUITABLE REMEDIES AND ENFORCEABILITY OF COVENANTS.

                  (a) If Executive commits a breach, or threatens to commit a breach, of any of the material provisions hereof or under the Non-Competition or Invention Assignment Agreements (attached hereto as Exhibit E), it is acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

                  (b) If any of the covenants contained herein or under the Non-Competition or Invention Assignment Agreements, or any part hereof or thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

                  (c) If any of the covenants contained herein or under the Non-Competition or Invention Assignment Agreements, or any part hereof or thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration, scope and/or areas of such provision and, in its reduced form, such provision shall then be enforceable.

                  (d) The existence of any claim or cause of action by Executive against the Company or any affiliate of the Company shall not constitute a defense to the enforcement by the Company of the covenants contained herein, but such claim or cause of action shall be pursued separately.

         7.       TERMINATION.

                  The Company may terminate Executive's employment under this Agreement upon written notice to Executive if any one or more of the following shall occur:

                  (a) THERE EXISTS CAUSE FOR TERMINATION. For the purposes of this Agreement, the term "Cause" means: (i) the failure by Executive to perform his duties or obligations hereunder (other than such failure resulting from Executive's incapacity due to illness or leaves of absence approved by the Company) PROVIDED such failure remains uncured for a period of 20 business days after written notice describing the same is received by Executive; (ii) Executive's conviction of any felonious crime or offense; (iii) the unauthorized securing by Executive of any personal profit in connection with the business of the Company or any of its subsidiaries; (iv) use of any unlawful controlled substance under any circumstances or the use of alcohol to the extent that it interferes with the performance of Executive's duties hereunder, or which, in the good faith opinion of the Company, are harmful to the Company; (v) the commission of any acts involving dishonesty or fraud, which, in the good faith opinion of the Company, are harmful to the Company; or (vi) any breach by Executive of the terms of Section 4 of this Agreement or under the Non-Competition or Invention Assignment Agreements; PROVIDED such breach continues uncured for 10 business days after written notice of such breach has been received by Executive from the Company. In the event of termination under this section (a), Executive's duties and obligations under this Agreement shall immediately cease.

                  (b) EXECUTIVE'S DEATH DURING THE TERM; PROVIDED, HOWEVER, that Executive's legal representatives shall be entitled to receive his Base Salary through the last day of the second month after the month in which his death occurs, along with any other compensation and benefits to which Executive and his legal representatives may be entitled under applicable plans, programs and agreements of the Company, including but not limited to, the proceeds of any applicable life insurance policies through the date of death.

                  (c) EXECUTIVE'S PHYSICAL OR MENTAL DISABILITY such that he is unable to perform his services hereunder for a period of 90 consecutive days or 120 non-consecutive days in any 365 day period. Notwithstanding such disability, the Company shall continue to pay Executive his Base Salary through the date of such termination, along with any other compensation and benefits to which Executive and his legal representatives may be entitled under applicable plans, programs and agreements of the Company. In addition, the proceeds of any applicable disability insurance policies also shall be paid through a date that is at least one year beyond the date of such termination.

                  (d) AT THE COMPANY'S SOLE DISCRETION so long as Company pays to Executive an amount equal to twelve (12) months Base Salary along with any other compensation and benefits to which Executive may be entitled under applicable plans, PRO rated through the date of Executive's termination of employment (the sum of these amounts collectively defines the "Severance Amount")..

          Payment of such Severance Amount, if required, shall be made in equal monthly installments over six (6) months.

                  (e) Executive may terminate this Agreement upon the occurrence of one or more of the following:

                  i) a "major life event" defined for the purposes of this Agreement as the occurrence of a permanent disability of a primary family member or other similar, unavoidable event;

                  ii) for any other reason with the mutual consent of the Company;

         8.       ASSIGNMENT OF INVENTIONS DISCOVERED BY EXECUTIVE.

                  As a condition precedent to this Agreement, Executive shall sign, contemporaneously with this Agreement, an Invention Assignment Agreement in the form attached hereto as EXHIBIT E.

         9.       REPRESENTATIONS AND AGREEMENTS OF EXECUTIVE.

                  (a) Executive represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder or which would be harmful to the Company.

                  (b) Executive agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Company's obtaining life insurance on the life of Executive, if the Company so desires, or any other type of insurance or fringe benefits as the Company shall determine from time to time to obtain.

         10.      ARBITRATION.

                  Any controversy or claim arising out of or relating to this Agreement (or breach thereof) shall be settled by arbitration in Philadelphia, Pennsylvania, provided, however, that Company shall pay Executive's reasonable travel expenses (as defined by the Company's Travel Policy) associated with participation in such arbitration, in accordance with the rules then existing of the American Arbitration Association (three arbitrators), and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the Company, at its sole option, shall be entitled to seek and obtain equitable relief from any court of competent jurisdiction, including, without limitation, temporary, preliminary and permanent injunctive relief and specific performance with respect to alleged violations of Sections 4 and 5 of this Agreement, Section 1 of the Non-Competition Agreement or under the Invention Assignment Agreement, and the Company's pursuit of the remedies described in Section 6 hereof in connection therewith. The parties shall be free to pursue any remedy before the arbitration tribunal that they shall be otherwise permitted to pursue in a court of competent jurisdiction. The award of the arbitrators shall be final and binding and may be enforced by any court as if it were a judgment of that court, and may include interest at a rate or rates considered just under the circumstances by the arbitrators. The arbitrators to the resolution of the dispute shall apply the substantive law of the Commonwealth of Pennsylvania, provided that the arbitrators shall base their decision on the express terms, covenants and conditions of this Agreement. The arbitrators shall be required to produce a written decision setting forth the reasons for the decision or award to be made. The parties agree that the arbitrators shall have no power to alter or modify any express provision of this Agreement or to render any award which, by its terms, effects any such alteration or modification. Upon written demand to any party to the arbitration for the production of documents and things reasonably related to the issues being arbitrated, the party upon whom such demand is made shall promptly produce, or make available for inspection and copying, such documents and things without the necessity of any action by the arbitrators. The party, which does not prevail in the arbitration, shall be responsible for all fees and expenses incurred, including, without limitation, reasonable attorneys' fees, for both parties.

         11.      NOTICES.

                  All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by private overnight mail service (delivery confirmed by such service), registered or certified mail (return receipt requested and received), telecopy (confirmed receipt by return fax from the receiving party) or delivered personally, as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith:

                  If to the Company:
                  CareScience, Inc.
                  3600 Market Street, 6th Floor
                  Philadelphia, PA  19104

                  Attention:        President
                  Telephone:        215/387-9401
                  Fax:              215/387-9406

                  If to Executive:
                  1065 41st Street
                  Sacramento, CA  95819-3618
                  Attention: Alfredo Czerwinski, M.D.
                  Telephone: 916-455-2083
                  Fax: 916-455-1152

         12.      GENERAL.

                  (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely in Pennsylvania.

                  (b) This Agreement and the Exhibits attached hereto set forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement or any of the agreements referred to herein, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

                  (c) This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by a party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, or any one or more continuing waivers of any such breach, shall constitute a waiver of the breach of any other term or covenant contained in this Agreement.

                  (d) This Agreement shall be binding upon the legal representatives, heirs, distributes, successors and assigns of the parties hereto.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



CareScience, Inc.



By:
     --------------------------------                ---------------------------
Name:                                                Date
Title:

EXECUTIVE:



-------------------------------------------          ---------------------------
      Alfredo Czerwinski, M.D.                       Date

                                    EXHIBIT A
                      CHIEF MEDICAL OFFICER JOB DESCRIPTION

DUTIES AND KEY TASKS:

1) Be the principal spokesman for the CaduCIS Division of CareScience to Chief Medical Officers of health care plans and systems through activities such as marketing events and speaking at national and regional conferences to increase market awareness regarding, goodwill toward and buzz about CareScience.

2) Participate in Institute for Management Development programs and take a lead role in delivering services from it.

3) Lead efforts to support physician-to-physician selling of CaduCIS products including the participation in scheduled CaduCIS sales activities along with other physicians at CareScience.

         3) Organize efforts to gain physician and physician leader input into CareScience products and services (e.g., through such activities as organizing a CMO Advisory Panel).

5)       Participate on CaduCIS Division's management team.

6) Generate a target amount of $150,000 annually in directly-provided speaking, consulting and/or Institute of Management Development service fees.

;

7) Other activities generally consistent with this position as may be requested from time to time by the Chief Operating Officer, President or Chief Executive Officer.

                                  EXHIBIT B - 1
                              EMPLOYEE GRANT LETTER
                       CARE MANAGEMENT SCIENCE CORPORATION
                          1995 EQUITY COMPENSATION PLAN
                         NONQUALIFIED STOCK OPTION GRANT

         THIS NONQUALIFIED STOCK OPTION GRANT, dated as of MARCH 29, 1999 (the "Date of Grant"), is delivered by CARE MANAGEMENT SCIENCE CORPORATION (together with its subsidiaries hereinafter collectively referred to as the "Company"), to ALFREDO CZERWINSKI, M.D., a key employee of the Company (the "Grantee").

                                    RECITALS

         A. The Care Management Science Corporation 1995 Equity Compensation Plan (the "Plan") provides for the grant of stock options to key employees of the Company, to purchase shares of Common Stock, no par value, of the Company (the "Shares"), in accordance with the terms and conditions of the Plan.

         B. The Board of Directors of the Company (the "Board") has determined that it would be to the advantage and interest of the Company to make the grant provided for herein as an inducement for the Grantee to continue as a key employee of the Company and to promote the best interests of the Company and its stockholders.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       GRANT OF OPTION.

         Subject to the terms and conditions hereinafter set forth, the Company hereby grants to the Grantee an option to purchase an aggregate number of Shares at the option price set forth below (the "Option"):

     A Nonqualified Stock Option to purchase 40,750 Shares at an option price of $1.25 per Share, which shall be exercisable to the extent vested as provided in Paragraph 6 below.

2.       NATURE OF OPTION.

         The Option designated hereunder shall be a Nonqualified Stock Option which is not intended to be an Incentive Stock Option within the meaning of
     Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Board shall interpret and construe the

     Option in accordance with this designation and pursuant to the terms of the Plan, and its decisions shall be conclusive as to any question arising hereunder.

3.       RESTRICTIONS ON EXERCISE.

         During the Grantee's lifetime, exercise of the Option shall be solely by the Grantee and, upon the Grantee's death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person or persons who acquire the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to the provisions of Paragraphs 5 and 6.

4.       EXERCISE PROCEDURES.

         The Grantee may exercise the Option with respect to all or any part of the Shares then subject to such exercise by giving the Board written notice of intent to exercise in the manner provided in Paragraph 17 hereof. Such notice shall specify the number of Shares as to which this Option is to be exercised and the date of delivery thereof, which date shall be at least 15 days after the giving of such notice unless an earlier date shall have been mutually agreed upon; PROVIDED, HOWEVER, THAT NO SUCH EXERCISE MAY OCCUR DURING ANY PERIOD WHICH THE COMMITTEE HAS DESIGNATED IN WRITING AS A PROHIBITED EXERCISE PERIOD. On such delivery date, the Grantee shall pay the applicable exercise price in cash, by surrender of Shares of the Company at their fair market value on the date of delivery or pursuant to a loan from the Company in accordance with Section 5(g) of the Plan. Upon such payment, the Company shall deliver to the Grantee at the then executive office of the Company, or such other place as may be mutually acceptable to the Company and the Grantee, a certificate or certificates for such Shares out of heretofore unissued Shares or reacquired Shares, as the Company may elect.

         On and after the date of the initial registration of the Company's securities under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), in lieu of the foregoing, such notice may instruct the Company to deliver Shares due upon the exercise of the Option to any registered broker or dealer in lieu of delivery to the Grantee. Such instructions must designate the account into which the Shares are to be deposited. The Grantee may tender this notice of exercise, which has been properly executed by the Grantee, and the aforementioned delivery instructions to any broker or dealer.

         The obligation of the Company to deliver Shares upon such exercise of the Option shall be subject to all applicable laws, rules, regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including, among other things, such steps as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. All obligations of the Company hereunder shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes. If the Grantee fails to accept delivery of, or to pay for, any of the Shares specified in such notice upon tender of delivery thereof, the Grantee's right to purchase such undelivered Shares may be terminated, at the sole discretion of the Board. The date that notice of an election to exercise is received by the Company shall be deemed the date of exercise hereunder.

5.       TERM OF OPTION.

         The Option granted hereunder shall have a term of ten (10) years from the Date of Grant shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the further provisions of this Agreement.

         The Option shall automatically terminate upon the happening of certain events, including (i) the expiration of the 60-day period after the Grantee's termination of employment from the Company for any reason other than disability (within the meaning of section 22(e)(3) of the Code), death, retirement approved by the Company or "termination for cause," (ii) the expiration of the six-month period after the Grantee's termination of employment from the Company on account of disability (as defined herein), or retirement approved by the Company, (iii) the expiration of the one-year period after the Grantee's termination of employment from the Company on account of death, or (iv) the date of the Grantee's "termination for cause" by the Company, as determined in Executive's Employment Agreement with the Company.

6.       VESTING AND FORFEITURE OF OPTION.

         The Option shall become vested in four (4) installments (50% of the shares in four equal yearly installments of 12.5% each, and a single lump sum installment of 50% upon the conclusion of the fourth year), the Grantee having the right hereunder to purchase from the Company, on and after the following dates, the following numbers of shares of Common Stock if the Grantee is employed by the Company on such date:


March 29, 2000                           12.5%            5,09410,188 shares;
March 29, 2001                           12.5%            an additional 5,094 shares;
March 29, 2002                           12.5%            an additional 5,094 shares;
March 29, 2003                           62.5%            an additional 25,468 shares.


     PROVIDED, HOWEVER, that the Option shall become fully-vested upon a Change of Control of the Company (as defined in Section 11 of the Plan) and the other provisions specified in the

     Plan relating to the consequences of a Change of Control shall apply, including Sections 5(f)(1)(B) and 12.

         NOTWITHSTANDING ANY OTHER PROVISIONS SET FORTH HEREIN OR IN THE PLAN, IF THE GRANTEE SHALL CEASE TO BE AN EMPLOYEE ON ACCOUNT OF "TERMINATION FOR CAUSE", AS DETERMINED IN ACCORDANCE WITH EXECUTIVE'S EMPLOYMENT AGREEMENT WITH THE COMPANY BEFORE ANY CHANGE OF CONTROL OF THE COMPANY, THE UNEXERCISED PORTION OF THE OPTION AND ANY AND ALL RIGHTS HEREUNDER SHALL IMMEDIATELY TERMINATE AND BE VOID.

7.       RIGHT OF FIRST REFUSAL

         Prior to the date of the initial registration of the Company's securities under Section 12(g) of the Exchange Act, if at any time the Grantee desires to sell, encumber, or otherwise dispose of the Shares, he shall first offer the same to the Company by giving the Company written notice disclosing: (a) the name(s) of the proposed transferee of the Shares; (b) the certificate number and number of Shares proposed to be transferred or encumbered; (c) the proposed price; and (d) all other terms of the proposed transfer. Within fourteen (14) days after receipt of such notice, the Company shall have the option to purchase all or part of such Shares. If the Company decides to exercise this option, the purchase price of the Shares shall be the proposed price and may be payable, at the discretion of the Board, in substantially equal installments over the one-year period from the date of purchase.

         In the event the Company does not exercise the option to purchase the Shares, as provided above, the Grantee shall have the right to sell, encumber, or otherwise dispose of his Shares on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within fifteen (15) days after the expiration of the option period. If the transfer is not effected within such period, the Company must again be given an option to purchase, as provided above.

         Notwithstanding the foregoing, the Board, in its sole discretion, may waive the Company's right of first refusal pursuant to this Paragraph to the extent that exercise of such right would cause any share of Company Stock issued by the Company to fail to meet the requirements of "qualified small business stock" within the meaning of Section 1202 of the Code. To the extent that the Company's right of first refusal is so waived, the Board may, in its sole discretion, pass-through such right to the remaining stockholders of the Company on a pro-rata basis. To the extent that a stockholder has been given such right and does not purchase his pro-rata allotment, the other stockholders shall have the right to purchase such allotment on a pro-rata basis.

         On and after the date of the initial registration of the Company's securities under Section 12(g) of the Exchange Act, the Company shall have no further right to purchase the Shares pursuant to this Paragraph and its limitations shall be null and void.

8.       RIGHT OF REPURCHASE UPON DEATH OR TERMINATION OF EMPLOYMENT.

         PRIOR TO THE DATE OF THE INITIAL REGISTRATION OF THE COMPANY'S SECURITIES UNDER SECTION 12(g) OF THE EXCHANGE ACT, THE COMPANY SHALL HAVE THE RIGHT TO REPURCHASE THE SHARES UPON THE DEATH OR TERMINATION OF EMPLOYMENT OF THE GRANTEE FOR ANY REASON AT A PRICE PAID IN CASH EQUAL TO THE FAIR MARKET VALUE OF THE SHARES AS DETERMINED BY THE BOARD IMMEDIATELY PRECEDING THE DATE THE SHARES ARE TO BE SOLD. AT THE DISCRETION OF THE BOARD, PAYMENT FOR THE REPURCHASE OF SUCH SHARES MAY BE MADE IN SUBSTANTIALLY EQUAL INSTALLMENTS OVER THE ONE-YEAR PERIOD FROM THE DATE OF PURCHASE.

         Notwithstanding the foregoing, the Board, in its sole discretion, may waive the Company's right of repurchase pursuant to this Paragraph to the extent that the repurchase would cause any Company Stock issued by the Company to fail to meet the requirements of "qualified small business stock" within the meaning of Section 1202 of the Code. To the extent that the Company's repurchase right is so waived, the Board may, in its sole discretion, pass-through such right to the remaining stockholders of the Company on a pro-rata basis. To the extent that a stockholder has been given such right and does not purchase his pro-rata allotment, the other stockholders shall have the right to purchase such allotment on a pro-rata basis.

         On and after the date of the initial registration of the Company's securities under Section 12(g) of the Exchange Act, the Company shall have no further right to purchase the Shares pursuant to this Paragraph and its limitations shall be null and void.

9.       NON-COMPETE.

         This grant is made subject to the terms and conditions of the non-compete/confidentiality agreement attached as Exhibit D to the Employment Agreement, the terms of which are incorporated herein by reference.

10.      GRANT SUBJECT TO PLAN PROVISIONS.

         This Grant is made pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and shall in all respects be interpreted in accordance therewith. The granting and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) capital or other changes of the Company and (iv) other requirements of applicable law.

11.      NO RIGHTS TO EMPLOYMENT.

         Neither the granting of the Option nor any other action taken with respect to the Option or the Plan shall confer upon the Grantee any right to continue as an employee of the Company or interfere in any way with the right of the Company to terminate Grantee's employment with the Company at any time. Except as may be otherwise limited by another written agreement, the right of the Company to terminate at will the Grantee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved.

12.      NO STOCKHOLDER RIGHTS.

         Neither the Grantee, nor any person entitled to exercise the Grantee's rights in the event of the Grantee's death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, except to the extent that certificates for such Shares shall have been issued upon the exercise of the Option as provided herein.

13.      CANCELLATION OR AMENDMENT.

         This grant may be canceled or amended by the Board, in whole or in part, at any time if the Board determines, in its sole discretion, that cancellation or amendment is necessary or advisable in light of any change after the Date of Grant in (a) the Code or the regulations issued thereunder or (b) any federal or state securities law or other law or regulation, which change by its term is effective retroactively to a date on or before the Date of Grant; provided, however, that no such cancellation or amendment shall, without the Grantee's consent, apply to or affect installments that matured on or before the date on which the Board makes such determination.

14.      BOARD AUTHORITY.

         The Board shall have the right to interpret the Option, to make factual determinations and this instrument and its decisions with respect thereto shall be conclusive upon any question arising hereunder.

15.      ASSIGNMENT AND TRANSFERS.

         The rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Grantee and the Option and all rights hereunder shall thereupon become null and void.

16.      APPLICABLE LAW.

         The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania.

17.      NOTICE.

         Any notice to the Company provided for in this instrument shall be addressed to it in care of the Board, Care Management Science Corporation, ATTENTION Secretary and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice provided for hereunder shall be delivered by hand, sent by telecopy or telex or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

                  IN WITNESS WHEREOF, Care Management Science Corporation has caused its duly authorized officers to execute and attest this instrument, and the Grantee has placed his or her signature hereon, effective as of the Date of the Grant.



CARE MANAGEMENT SCIENCE CORPORATION



By:
    ----------------------------------
Its: Chief Executive Officer




Accepted:
         -----------------------------
     Alfredo Czerwinski, M.D.

                                  EXHIBIT B - 2
                              EMPLOYEE GRANT LETTER
                       CARE MANAGEMENT SCIENCE CORPORATION
                          1995 EQUITY COMPENSATION PLAN

                         NONQUALIFIED STOCK OPTION GRANT

         THIS NONQUALIFIED STOCK OPTION GRANT, dated as of MARCH 29, 1999 (the "Date of Grant"), is delivered by CARE MANAGEMENT SCIENCE CORPORATION (together with its subsidiaries hereinafter collectively referred to as the "Company"), to ALFREDO CZERWINSKI, M.D., a key employee of the Company (the "Grantee").

                                    RECITALS

         A. The Care Management Science Corporation 1995 Equity Compensation Plan (the "Plan") provides for the grant of stock options to key employees of the Company, to purchase shares of Common Stock, no par value, of the Company (the "Shares"), in accordance with the terms and conditions of the Plan.

         B. The Board of Directors of the Company (the "Board") has determined that it would be to the advantage and interest of the Company to make the grant provided for herein as an inducement for the Grantee to continue as a key employee of the Company and to promote the best interests of the Company and its stockholders.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

7.       GRANT OF OPTION.

         Subject to the terms and conditions hereinafter set forth, the Company hereby grants to the Grantee an option to purchase an aggregate number of Shares at the option price set forth below (the "Option"):

         A Nonqualified Stock Option to purchase 19,702 Shares at an option price of $2.59 per Share, which shall be exercisable to the extent vested as provided in Paragraph 6 below.

8.       NATURE OF OPTION.

         The Option designated hereunder shall be a Nonqualified Stock Option which is not intended to be an Incentive Stock Option within the meaning of
     Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Board shall interpret and construe the

     Option in accordance with this designation and pursuant to the terms of the Plan, and its decisions shall be conclusive as to any question arising hereunder.

9.       RESTRICTIONS ON EXERCISE.

         During the Grantee's lifetime, exercise of the Option shall be solely by the Grantee and, upon the Grantee's death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person or persons who acquire the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to the provisions of Paragraphs 5 and 6.

10.      EXERCISE PROCEDURES.

         The Grantee may exercise the Option with respect to all or any part of the Shares then subject to such exercise by giving the Board written notice of intent to exercise in the manner provided in Paragraph 17 hereof. Such notice shall specify the number of Shares as to which this Option is to be exercised and the date of delivery thereof, which date shall be at least 15 days after the giving of such notice unless an earlier date shall have been mutually agreed upon; PROVIDED, HOWEVER, THAT NO SUCH EXERCISE MAY OCCUR DURING ANY PERIOD WHICH THE COMMITTEE HAS DESIGNATED IN WRITING AS A PROHIBITED EXERCISE PERIOD. On such delivery date, the Grantee shall pay the applicable exercise price in cash, by surrender of Shares of the Company at their fair market value on the date of delivery or pursuant to a loan from the Company in accordance with Section 5(g) of the Plan. Upon such payment, the Company shall deliver to the Grantee at the then executive office of the Company, or such other place as may be mutually acceptable to the Company and the Grantee, a certificate or certificates for such Shares out of heretofore unissued Shares or reacquired Shares, as the Company may elect.

         On and after the date of the initial registration of the Company's securities under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), in lieu of the foregoing, such notice may instruct the Company to deliver Shares due upon the exercise of the Option to any registered broker or dealer in lieu of delivery to the Grantee. Such instructions must designate the account into which the Shares are to be deposited. The Grantee may tender this notice of exercise, which has been properly executed by the Grantee, and the aforementioned delivery instructions to any broker or dealer.

         The obligation of the Company to deliver Shares upon such exercise of the Option shall be subject to all applicable laws, rules, regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including, among other things, such steps as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. All obligations of the Company hereunder shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes. If the Grantee fails to accept delivery of, or to pay for, any of the Shares specified in such notice upon tender of delivery thereof, the Grantee's right to purchase such undelivered Shares may be terminated, at the sole discretion of the Board. The date that notice of an election to exercise is received by the Company shall be deemed the date of exercise hereunder.

11.      TERM OF OPTION.

         The Option granted hereunder shall have a term of ten (10) years from the Date of Grant shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the further provisions of this Agreement.

         The Option shall automatically terminate upon the happening of certain events, including (i) the expiration of the 60-day period after the Grantee's termination of employment from the Company for any reason other than disability (within the meaning of section 22(e)(3) of the Code), death, retirement approved by the Company or "termination for cause," (ii) the expiration of the six-month period after the Grantee's termination of employment from the Company on account of disability (as defined herein), or retirement approved by the Company, (iii) the expiration of the one-year period after the Grantee's termination of employment from the Company on account of death, or (iv) the date of the Grantee's "termination for cause" by the Company, as determined in Executive's Employment Agreement with the Company.

12.      VESTING AND FORFEITURE OF OPTION.

         The Option shall become vested in four (4) installments (50% of the shares in four equal yearly installments of 12.5% each, and a single lump sum installment of 50% upon the conclusion of the fourth year), the Grantee having the right hereunder to purchase from the Company, on and after the following dates, the following numbers of shares of Common Stock if the Grantee is employed by the Company on such date:

March 29, 2000                           12.5%            2,463 shares;

March 29, 2001                           12.5%            an additional 2,463 shares;

March 29, 2002                           12.5%            an additional 2,463 shares;

March 29, 2003                           62.5%            an additional 12,313 shares.

     PROVIDED, HOWEVER, that the Option shall become fully-vested upon a Change of Control of the Company (as defined in Section 11 of the Plan) and the other provisions specified in the

     Plan relating to the consequences of a Change of Control shall apply, including Sections 5(f)(1)(B) and 12.

         NOTWITHSTANDING ANY OTHER PROVISIONS SET FORTH HEREIN OR IN THE PLAN, IF THE GRANTEE SHALL CEASE TO BE AN EMPLOYEE ON ACCOUNT OF "TERMINATION FOR CAUSE", AS DETERMINED IN ACCORDANCE WITH EXECUTIVE'S EMPLOYMENT AGREEMENT WITH THE COMPANY BEFORE ANY CHANGE OF CONTROL OF THE COMPANY, THE UNEXERCISED PORTION OF THE OPTION AND ANY AND ALL RIGHTS HEREUNDER SHALL IMMEDIATELY TERMINATE AND BE VOID.

18.      RIGHT OF FIRST REFUSAL

         Prior to the date of the initial registration of the Company's securities under Section 12(g) of the Exchange Act, if at any time the Grantee desires to sell, encumber, or otherwise dispose of the Shares, he shall first offer the same to the Company by giving the Company written notice disclosing: (a) the name(s) of the proposed transferee of the Shares; (b) the certificate number and number of Shares proposed to be transferred or encumbered; (c) the proposed price; and (d) all other terms of the proposed transfer. Within fourteen (14) days after receipt of such notice, the Company shall have the option to purchase all or part of such Shares. If the Company decides to exercise this option, the purchase price of the Shares shall be the proposed price and may be payable, at the discretion of the Board, in substantially equal installments over the one-year period from the date of purchase.

         In the event the Company does not exercise the option to purchase the Shares, as provided above, the Grantee shall have the right to sell, encumber, or otherwise dispose of his Shares on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within fifteen (15) days after the expiration of the option period. If the transfer is not effected within such period, the Company must again be given an option to purchase, as provided above.

         Notwithstanding the foregoing, the Board, in its sole discretion, may waive the Company's right of first refusal pursuant to this Paragraph to the extent that exercise of such right would cause any share of Company Stock issued by the Company to fail to meet the requirements of "qualified small business stock" within the meaning of Section 1202 of the Code. To the extent that the Company's right of first refusal is so waived, the Board may, in its sole discretion, pass-through such right to the remaining stockholders of the Company on a pro-rata basis. To the extent that a stockholder has been given such right and does not purchase his pro-rata allotment, the other stockholders shall have the right to purchase such allotment on a pro-rata basis.

         On and after the date of the initial registration of the Company's securities under Section 12(g) of the Exchange Act, the Company shall have no further right to purchase the Shares pursuant to this Paragraph and its limitations shall be null and void.

19.      RIGHT OF REPURCHASE UPON DEATH OR TERMINATION OF EMPLOYMENT.

         PRIOR TO THE DATE OF THE INITIAL REGISTRATION OF THE COMPANY'S SECURITIES UNDER SECTION 12(g) OF THE EXCHANGE ACT, THE COMPANY SHALL HAVE THE RIGHT TO REPURCHASE THE SHARES UPON THE DEATH OR TERMINATION OF EMPLOYMENT OF THE GRANTEE FOR ANY REASON AT A PRICE PAID IN CASH EQUAL TO THE FAIR MARKET VALUE OF THE SHARES AS DETERMINED BY THE BOARD IMMEDIATELY PRECEDING THE DATE THE SHARES ARE TO BE SOLD. AT THE DISCRETION OF THE BOARD, PAYMENT FOR THE REPURCHASE OF SUCH SHARES MAY BE MADE IN SUBSTANTIALLY EQUAL INSTALLMENTS OVER THE ONE-YEAR PERIOD FROM THE DATE OF PURCHASE.

         Notwithstanding the foregoing, the Board, in its sole discretion, may waive the Company's right of repurchase pursuant to this Paragraph to the extent that the repurchase would cause any Company Stock issued by the Company to fail to meet the requirements of "qualified small business stock" within the meaning of Section 1202 of the Code. To the extent that the Company's repurchase right is so waived, the Board may, in its sole discretion, pass-through such right to the remaining stockholders of the Company on a pro-rata basis. To the extent that a stockholder has been given such right and does not purchase his pro-rata allotment, the other stockholders shall have the right to purchase such allotment on a pro-rata basis.

         On and after the date of the initial registration of the Company's securities under Section 12(g) of the Exchange Act, the Company shall have no further right to purchase the Shares pursuant to this Paragraph and its limitations shall be null and void.

20. NON-COMPETE.

         This grant is made subject to the terms and conditions of the non-compete/confidentiality agreement attached as Exhibit D to the Employment Agreement, the terms of which are incorporated herein by reference.

21.      GRANT SUBJECT TO PLAN PROVISIONS.

         This Grant is made pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and shall in all respects be interpreted in accordance therewith. The granting and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) capital or other changes of the Company and (iv) other requirements of applicable law.

22.      NO RIGHTS TO EMPLOYMENT.

         Neither the granting of the Option nor any other action taken with respect to the Option or the Plan shall confer upon the Grantee any right to continue as an employee of the Company or interfere in any way with the right of the Company to terminate Grantee's employment with the Company at any time. Except as may be otherwise limited by another written agreement, the right of the Company to terminate at will the Grantee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved.

23.      NO STOCKHOLDER RIGHTS.

         Neither the Grantee, nor any person entitled to exercise the Grantee's rights in the event of the Grantee's death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, except to the extent that certificates for such Shares shall have been issued upon the exercise of the Option as provided herein.

24.      CANCELLATION OR AMENDMENT.

         This grant may be canceled or amended by the Board, in whole or in part, at any time if the Board determines, in its sole discretion, that cancellation or amendment is necessary or advisable in light of any change after the Date of Grant in (a) the Code or the regulations issued thereunder or (b) any federal or state securities law or other law or regulation, which change by its term is effective retroactively to a date on or before the Date of Grant; provided, however, that no such cancellation or amendment shall, without the Grantee's consent, apply to or affect installments that matured on or before the date on which the Board makes such determination.

25.      BOARD AUTHORITY.

         The Board shall have the right to interpret the Option, to make factual determinations and this instrument and its decisions with respect thereto shall be conclusive upon any question arising hereunder.

26.      ASSIGNMENT AND TRANSFERS.

         The rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Grantee and the Option and all rights hereunder shall thereupon become null and void.

27.      APPLICABLE LAW.

         The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania.

28.      NOTICE.

         Any notice to the Company provided for in this instrument shall be addressed to it in care of the Board, Care Management Science Corporation, ATTENTION Secretary and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice provided for hereunder shall be delivered by hand, sent by telecopy or telex or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

                  IN WITNESS WHEREOF, Care Management Science Corporation has caused its duly authorized officers to execute and attest this instrument, and the Grantee has placed his or her signature hereon, effective as of the Date of the Grant.

CARE MANAGEMENT SCIENCE CORPORATION

By:____________________________
Its: Chief Executive Officer

Accepted:______________________
     Alfredo Czerwinski, M.D.

                                    EXHIBIT D
                                CARESCIENCE, INC.
                            NON-COMPETITION AGREEMENT

     CareScience, Inc., a Pennsylvania corporation (the "Company"), contemporaneously with the execution of this Agreement is providing "Insert Employee Name" ("Employee"), with a Nonqualified Stock Option Grant of even date herewith (the "Stock Option Grant"). In addition to the Company's desire to incent the Employee and the Employee's desire to serve the Company, the Employee understands that the Company wishes to ensure that the Employee does not compete with the Company, on the terms and conditions specified below and in the Stock Option Grant, in the event the Employee's employment with the Company is terminated.

     In consideration of the Company's employment of me and in order to induce the Company to provide me with the Stock Option Grant, the Company and Employee hereby agree as follows:

1. NON-COMPETITION; APPLICATION AND DURATION; NON-INTERFERENCE.

     The Employee will not, during the term of the Employee's employment by the Company and for a period of one year following the termination of employment if Employee's employment is terminated within the first year of his employment or two years following the termination of employment if Employee's employment is terminated after the first year of his employment (the term of Employee's employment and the one or two years as the case may be following termination collectively represent the "Non-Competitive Period"):

         (a) as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, or render any consultation or business advice with respect to any business which business is engaged in by the Company on the date hereof or during the course of Employee's employment or which business ("Company Business") is engaged in development or commercialization of any technologies or products related to the development of software and databases that transform data into tools to be used by managers in the health care information industry or the provision of services with respect thereto (collectively, "Health Care Decision Support"), in any geographic area where, during the time of Employee's employment, the business of the Company or any of its subsidiaries is being, had been or was proposed to be, conducted in any manner whatsoever, which technologies, products or services are (i) competitive with any Health Care Decision Support or other Company Business technology or application thereof or products based thereon designed, marketed, announced, leased or sold by the Company or any of its subsidiaries during the term of employment or at the time of the termination of the Employee's employment; or (ii) substantially similar to any technology or service involving Health Care Decision Support or other Company Business which the Company was designing, marketing, announcing, leasing or selling or proposing to design, market, lease or sell during the term of Employee's employment; or (iii) substantially similar to any technology or service involving Health Care Decision Support of which the Employee had knowledge at the time of the termination of the Employee's employment that the Company was proposing to design, market, announce, lease or sell; PROVIDED, HOWEVER, that the Employee may own any securities of a corporation which is engaged in such business and is publicly owned and traded but in amount not to exceed at any one time one percent (1%) of any class of stock or securities of such company; PROVIDED FURTHER that Employee is not personally engaged in any way, directly or indirectly, in any scientific or business activity within such entity, which competes with the Company as described above.

     Notwithstanding the foregoing, with regard to Executive's ability to provide consulting services during any Non-Competitive Period, the parties hereby agree as follows:

          (i) Executive may not work, whether directly or indirectly, for a competitor of the Company;

          (ii) Executive may not work to reproduce or otherwise transfer Company services for any company, whether or not a competitor of the Company;

          (iii) Executive may not solicit or contract with any Company client during the Non-Competitive Period without the Company's advance written approval; notwithstanding the foregoing, the Company may not unreasonably withhold such approval and such approval must be provided by the Company so long as the Customer does not want CMS to provide the same service and the service is not competitive as defined herein;

          (iv) Executive agrees to provide a list of Lawson & Associates clients attached hereto as Exhibit D-1. Executive may solicit and contract with any party on Exhibit D-1 subject to items (i) and
               (ii) above

                  (b) during the Non-Competitive Period, request or cause any suppliers or customers with whom the Company or any of its subsidiaries has a business relationship to cancel or terminate any such business relationship with the Company or any of its subsidiaries or solicit, interfere with or entice from the Company any employee (or former employee) of the Company;

                  (c) solicit, interfere with, hire, offer to hire, persuade or induce any person who is or was an officer, employee, customer or supplier of the Company or any of its subsidiaries or affiliates to discontinue his/her relationship with the Company or any of its subsidiaries or affiliates or accept employment by or enter into contractual relations for compensation with any other entity or person, or approach any such employee of the Company or any of its subsidiaries or affiliates for any such purpose or authorize or knowingly approve the taking of any such actions by any other individual or entity. The term "affiliate" shall mean any person or entity that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

2.       EQUITABLE REMEDIES AND ENFORCEABILITY OF COVENANTS

         (a) if Employee Commits a breach, or threatens to commit a breach, of any of the provisions hereof or under the Employment or Invention Assignment Agreement, it is acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In the event of such breach the Company shall be entitled to terminate all or any part of the Stock Option Grant which has not been exercised on the date the Company determines that the Employee has breached these restrictions. In addition, in the event of such a breach or threatened breach the Company shall be entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief to restrain such activity or otherwise to specifically enforce any covenant, as well as to obtain damages, including reasonable attorneys fees incurred by the Company to enforce this Agreement or the Employment or Invention Assignment Agreement, and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

         (b) if any of the covenants contained herein or under the under the Employment or Invention Assignment Agreement, or any part hereof or thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

         (c) if any of the covenants contained herein or under the Employment or Invention Assignment Agreement, or any part hereof or thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration, scope, and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

         (d) the existence of any claim or cause of action by Employee against the Company or any affiliate of the Company shall not constitute a defense to the enforcement by the Company of the covenants contained herein, but such claim or cause of action shall be litigated separately.

3.       MISCELLANEOUS.

         (a) This Agreement, together with the Employment Agreement, supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

         (b) This Agreement will be binding upon the Employee's heirs, executors and administrators and will inure to the benefit of the Company and its successors and assigns.

         (c) No delay or omission by either party in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

         (d) The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

         (e) The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose.

         (f) This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Pennsylvania. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be arbitrated or commenced in a court as the Company may see fit.

The Employee understands that nothing in this Agreement shall otherwise affect the Employee's obligations under the Employment Agreement of even date herewith between the Company and Employee.

Dated:                                    By:
       -------------------                    ----------------------------------
                                              Alfredo Czerwinski, M.D.


CARE MANAGEMENT SCIENCE CORPORATION

By:
    --------------------------------
Name:
Title:

                 EXHIBIT D -1 - LAWSON & ASSOCIATES CLIENT LIST

Lawson & Associates Clients with
significant involvement by Dr. Czerwinski

Abbot Laboratories

American College of Physician Executives (ACPE)

American Healthcare Consultants

American Medical Group Association

AmeriNet and member hospitals

Baptist Memorial Health Care Corporation

Bristol-Myers-Squibb

Care Management Science

Cascade Healthcare Alliance

Central DuPage Health System

Contra Costa Health Services

Ellis Marketing Management Group

Genentech

Harvard Pilgrim Health Care

Hospital Council of Western Pennsylvania and its member hospitals

Huntington Provider Group

IdeaScope Associates, Inc.

Independent Health

Hemophilia Foundation

J. Glynn & Company

Knowledge Research Institute

Lakeside Medical Group

Lifemasters

Lifescan, Inc.

Medical Economics

Medical Group Management Association

Merck

Mission Health (Baptist-St. Vincent's)

Morrison-Knudsen Corporation

National PACE Association (Program of All-inclusive Care for the Elderly)

North Idaho Health Network

Novartis

On Lok

Oxford Health Plan

Pacific Business Group on Health

University of Pennsylvania Health System

Palo Alto Medical Foundation

Parke-Davis

Pfizer

St. Charles Medical Center

San Jose Medical Clinic

Sherman Hospital

Society of Chief Medical Officers

Sutter Medical Group

Sutter West Medical Group

The Advisory Board

The Leadership Institute / BDC Advisors

Unimed Medical Management

VHA, Inc.

Warner-Lambert Company

Yukon-Kuskokwim Health Corporation

Zitter Group

                                    EXHIBIT E

                         INVENTION ASSIGNMENT AGREEMENT

                  CareScience, Inc., a Pennsylvania corporation (the "Company") and "Alfredo Czerwinski, M.D." ("Executive"), contemporaneously with the execution of this Agreement are entering into an Employment Agreement of even date herewith (the "Employment Agreement"), pursuant to which, among other things, the Executive will be employed by the Company in the capacity of Chief Medical Officer. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given such terms in the Employment Agreement. In addition to the Company's desire to engage the Executive and the Executive's desire to serve the Company, under the terms and conditions of the Employment Agreement, the Executive understands that the Company wishes to ensure that any of Executive's inventions during the term of his employment by the Company are and remain the exclusive property of the Company.

                  In consideration for, and in order to induce my employment by the Company, I hereby agree as follows:

         1.       INVENTION ASSIGNMENT.

                           Whereas I  will be participating in the preparation,
writing, creation, or development of certain business ideas, strategies, analyses, reports, software, computer programs or other business activities collectively referred to as the "Work";

                           (a) As an employee of the Company, any and all
materials created by me relating to the Work shall be considered as a "work made for hire". Without limiting the foregoing, I hereby grant, transfer, assign, and convey to the Company, its successors and assigns, the entire title, right, interest, ownership and all subsidiary rights in and to the Work, all intellectual property rights relating to the Work, and all copyrights, trade or service marks, patents or other evidence of ownership and title pertaining to the Work, including but not limited to the right to secure copyright, trade or service mark or patent registration(s) in the Company' name as claimant and the right to secure renewals, reissues, and extensions of any such filings in the United States of America or any other country.

                           (b) I acknowledge that the Company, in its sole
discretion, shall determine whether copyright(s), trade or service mark(s) or patent registration(s) in the Work shall be filed and/or preserved and maintained or registered in the United States of America or any other country.

                           (c) I confirm that by this instrument, the Company
and its successors and assigns shall own the entire title, right and interest in and to the Work, including the right to reproduce, display publicly, prepare derivative Works from or distribute by sale, rental, lease lending or by other transfer of ownership even if the Work does not constitute a "Work made for hire" as defined in 17 U.S.C. Sections 101 and 201(b).

                           (d) I agree to take all actions and cooperate as is
necessary to protect the copyrights or other evidence of title in and to the Work and further agree to execute any document(s) that may be necessary to perfect the Company' ownership of copyrights, trade or service marks, patent(s) or other evidence of ownership and title in the Work and the registration thereof, without further compensation by the Company.

                           (e) I agree that all terms of this Agreement are
applicable to each portion or part of the Work, as well as to the Work in its entirety.

                           (f) Notwithstanding anything contained herein, the
terms of this Agreement shall not apply to any invention for which no equipment, supplies, facility, time, proprietary or trade secret information of the Company was used and which can be demonstrated was developed entirely on my own time, at my own expense and which: (i) does not relate in any way to the business of the Company or to the Company's actual or demonstrably anticipated expansion research or development; and (ii) which does not result from any Work performed by me for the Company.

         2.       REPRESENTATIONS OF EXECUTIVE.

                           Executive represents and warrants that he is free to
enter into this Agreement and that there are no preceding claims or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder.

         3.       MISCELLANEOUS.

                           (a) The invalidity or unenforceability of any
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                           (b) This Agreement, together with the Employment and
Non-Competition Agreements, supersedes all prior agreements, written or oral, between the Executive and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Executive and the Company. The Executive agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

                           (c) This Agreement will be binding upon the
Executive's heirs, executors and administrators and will inure to the benefit of the Company and its successors and assigns.

                           (d) No delay or omission by either party in
exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

                           (e) The Executive expressly consents to be bound by
the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate thereof to whose employ the Executive may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

                           (f) The restrictions contained in this Agreement are
necessary for the protection of the Company and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Executive agrees that a remedy at law, in addition to such other remedies which may be available, may be inadequate.

                           (g) This Agreement is governed by and will be
construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Pennsylvania. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be arbitrated or commenced in a court, as and to the extent set forth in the Employment Agreement.

                  The Executive understands that nothing in this Agreement shall otherwise affect the Executive's obligations under the Employment Agreement of even date herewith between the Company and Executive.

By my signature below, I hereby agree to the above.

By:
    ------------------------------------                    --------------------
    Name:                                                   Date